                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                      American Coin Merchandising, Inc.
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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

                       AMERICAN COIN MERCHANDISING, INC.
                              5660 CENTRAL AVENUE
                               BOULDER, CO 80301

                  NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 12, 1997

TO THE STOCKHOLDERS OF AMERICAN COIN MERCHANDISING, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of American Coin Merchandising, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, November 12, 1997 at 10:00 a.m. local time at the principal offices of the Company located at 5660 Central Avenue, Boulder, Colorado 80301, for the following purposes:

     1. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 7,000,000 to 20,000,000 shares.

     2. To amend the Company's Amended and Restated Stock Option Plan to approve an increase in the aggregate number of shares of Common Stock reserved for issuance under such plan from 856,132 to 1,400,000 shares.

     3. To amend the Company's 1995 Non-Employee Director Stock Option Plan to approve an increase in the aggregate number of shares of Common Stock reserved for issuance under such plan from 42,000 to 100,000 shares.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on October 14, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                            /s/ RANDALL J. FAGUNDO
                                            Randall J. Fagundo
                                            Secretary

Boulder, Colorado
October 29, 1997

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                       AMERICAN COIN MERCHANDISING, INC.
                              5660 CENTRAL AVENUE
                               BOULDER, CO 80301

                                PROXY STATEMENT
                     FOR A SPECIAL MEETING OF STOCKHOLDERS

                               NOVEMBER 12, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of American Coin Merchandising, Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders to be held on November 12, 1997, at 10:00 a.m. local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the principal offices of the Company located at 5660 Central Avenue, Boulder, Colorado 80301. The Company intends to mail this proxy statement and accompanying proxy card on or about October 29, 1997, to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on October 14, 1997 will be entitled to notice of and to vote at the Special Meeting. At the close of business on October 14, 1997 the Company had outstanding and entitled to vote 5,450,904 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

     All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. For Proposal 1, the affirmative vote of the holders of a majority of the shares of Common Stock is required to approve such proposal. As a result, abstentions and broker non-votes will have the same effect as negative votes. For Proposals 2 and 3, abstentions will be counted towards the tabulation of votes cast on such proposals and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether Proposals 2 and 3 have been approved.

     As of the record date, directors and executive officers of the Company beneficially owned approximately 3,541,373 or 64.49% of the Common Stock of the Company and have expressed an intent to vote for all three proposals at the Special Meeting.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal offices located at 5660 Central Avenue, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1

      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 7,000,000 shares to 20,000,000 shares.

     The additional Common Stock to be authorized by adoption of the amendment will have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock will not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware.

     In addition to the 5,450,504 shares of Common Stock outstanding as of October 14, 1997, the Board has reserved 898,132 shares for issuance upon exercise of options and rights granted under the Company's stock option plans, of which 329,500 have not been exercised, and up to 125,000 shares of Common Stock which may be issued upon exercise of warrants currently held by The Seidler Companies Incorporated, which were issued in connection with the Company's initial public offering.

     The Board of Directors has plans to sell 1,000,000 shares of Common Stock in a follow-on offering and to increase the number of shares reserved under its stock option plans as set forth in Proposals 2 and 3. Although the Board of Directors has no other plans to issue additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

     The additional shares of Common Stock that will become available for issuance if this Proposal is adopted may also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this Proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

     The affirmative vote of the holders of a majority of the shares of Common Stock is required to approve this amendment to the Company's Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 1.

                                   PROPOSAL 2

       APPROVAL OF INCREASE IN NUMBER OF SHARES OF COMMON STOCK RESERVED
                     UNDER THE COMPANY'S STOCK OPTION PLAN

     In July 1995, the Board of Directors adopted, and the stockholders subsequently approved, the Company's Amended and Restated Stock Option Plan (the "Option Plan"). There are 856,132 shares of the Company's Common Stock authorized for issuance under the Option Plan.

     At August 31, 1997, 552,465 shares of Common Stock had been issued pursuant to the exercise of options previously granted under the Option Plan and the Company has outstanding options to purchase 308,500 shares of Common Stock, of which 4,833 shares are subject to stockholder approval of this Proposal.

     In September 1997, the Board approved amendments to the Option Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Option Plan from an aggregate of 856,132 shares to an aggregate of 1,400,000. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees and consultants at levels determined appropriate by the Board and the Compensation Committee.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting is required to approve this increase in number of shares of Common Stock reserved under the Company's Option Plan.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the Option Plan are outlined below.

GENERAL

     The Option Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Option Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

     The Option Plan was adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's employees and consultants are eligible to participate in the Option Plan.

ADMINISTRATION

     The Option Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Option Plan and, subject to the provisions of the Option Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the Option Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Option Plan to the Compensation Committee of the Board. As used herein with respect to the Option Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

ELIGIBILITY

     Incentive stock options may be granted under the Option Plan only to selected key employees (including officers) of the Company and its affiliates. Selected key employees (including officers) and consultants are eligible to receive nonstatutory stock options under the Option Plan.

     No option may be granted under the Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the Option Plan after 1986, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

STOCK SUBJECT TO THE OPTION PLAN

     If options granted under the Option Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Option Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the Option Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the Option Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At August 29, 1997 the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $14.25 per share.

     In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options.

     The exercise price of options granted under the Option Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the Option Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Option Plan typically vest at the rate of 20% to 33% per year during the optionee's employment or services as a consultant. Shares covered by options granted in the future under the Option Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Option Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of options under the Option Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Option Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within twelve months of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Option Plan or subject to any option granted under the Option Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Option Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Option Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, the Board of Directors may modify the terms of the outstanding options. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, or a reverse merger, to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Option Plan or (ii) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Option Plan, then with respect to options held by persons then performing services as employees, directors or consultants, the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event. Moreover, the Board of Directors has the power to accelerate the vesting of options.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Option Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Option Plan will terminate on October 31, 2003.

     The Board may also amend the Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the Option Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

     Under the Option Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and the rules promulgated thereunder (a "QDRO") and shall be exercisable during the lifetime of the optionee by such person or any transferee pursuant to a QDRO.

FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss. The gain or loss will be long-term if the stock was held for more than eighteen months, mid-term if the stock was held for more than twelve but eighteen or fewer months, or short-term if the stock was held for less than twelve months. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Option Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term if the stock was held for more than eighteen months, mid-term if the stock was held for twelve to eighteen months, or short-term if the stock was held for less than twelve months. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

NEW PLAN BENEFITS

     The following table presents certain information with respect to options granted under the Option Plan subject to the approval of the amendment of the Option Plan by the Company's stockholders.

                            NEW PLAN BENEFITS UNDER
                     AMENDED AND RESTATED STOCK OPTION PLAN

                                                                         NUMBER OF SHARES
                                                            DOLLAR          SUBJECT TO
                   NAME AND POSITION                      VALUE($)(1)    OPTIONS GRANTED
                   -----------------                      -----------    ----------------
Michael D'Angelo, Controller............................    46,832            4,833

---------------

(1) Exercise price multiplied by the number of shares underlying the options.

                                   PROPOSAL 3

       APPROVAL OF INCREASE IN NUMBER OF SHARES OF COMMON STOCK RESERVED
                      UNDER THE COMPANY'S DIRECTORS' PLAN

     In July 1995, the Board of Directors adopted, and the stockholders subsequently approved, the 1995 Non-Employee Director Stock Option Plan (the "Directors' Plan"). There are 42,000 shares of the Company's Common Stock authorized for issuance under the Directors' Plan. At August 31, 1997, the Company had options outstanding to purchase 21,000 shares of Common Stock under the Directors' Plan.

     In September 1997, the Board approved amendments to the Directors' Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Directors' Plan from an aggregate of 42,000 shares to an aggregate of 100,000 shares.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting is required to approve this increase in number of shares of Common Stock reserved under the Company's Directors' Plan.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

     The essential features of the Director's Plan are outlined below.

GENERAL

     Options granted under the Directors' Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Code. See "Federal Income Tax Information" under the description of the Stock Option Plan above for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

     The purpose of the Directors' Plan is to retain the services of persons now serving as Non-Employee Directors of the Company (as defined below), to attract and retain the services of persons capable of serving on the Board of Directors of the Company and to provide incentives for such persons to exert maximum efforts to promote the success of the Company.

ADMINISTRATION

     The Directors' Plan is administered by the Board of Directors of the Company. The Board of Directors has the final power to construe and interpret the Directors' Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board of Directors is authorized to delegate administration of the Directors' Plan to a committee of not less than two members of the Board.

ELIGIBILITY

     The Directors' Plan provides that options may be granted only to Non-Employee Directors of the Company. A "Non-Employee Director" is defined in the Directors' Plan as a director of the Company or its affiliates who is not otherwise and has not previously been an employee of or consultant to the Company or any affiliate. Two of the Company's seven current Directors are eligible to participate in the Directors' Plan.

     Each person who becomes a Non-Employee Director of the Company shall, upon the date of initial election to be a Non-Employee Director, be granted an option to purchase 10,500 shares of Common Stock of the Company.

     As of August 31, 1997, the Company had granted options under the Directors' Plan to purchase 10,500 shares each to Messrs. Baldwin and Sullivan.

TERMS OF OPTIONS

     Each option under the Directors' plan is subject to the following terms and conditions:

     Option Exercise. Options granted pursuant to the Directors' Plan become exercisable in three equal annual installments over a period of three years from the date of grant with the first installment vesting on the date one year after the date of grant of such option. Such vesting is conditioned upon continued service as a director.

     Options granted under the Directors' Plan may be exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company.

     Exercise Price; Payment. The exercise price of options granted under the Directors' Plan shall be equal to 100% of the fair market value of the Common Stock subject to such options on the date such option is granted. If the number of shares being purchased upon an exercise is less than 1,000 shares, the exercise price of options granted under the Directors' Plan may be paid in cash. If the number of shares being purchased upon an exercise is 1,000 or more shares, the exercise price of the options may be paid (i) in cash, (ii) by delivery of shares of Common Stock of the Company that have been held for the period required to avoid a charge to the earnings of the Company and owned free and clear of any liens, claims, encumbrances or security interests, or (iii) by a combination of the methods specified above. Any shares so surrendered shall be valued at their fair market value on the day before the date of exercise.

     Transferability; Term. Under the Directors' Plan, an option may not be transferred by the optionee, except by will or the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

     No option granted under the Directors' Plan is exercisable by any person after the expiration of 10 years from the date the option is granted, and each option will expire in any event three months following termination of service or twelve months in the event of an optionee's death.

     Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board of Directors.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating, dividend, combination of shares, exchange of shares, change in corporate structure or otherwise) the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

     In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger were converted by virtue of the merger into other property, or any capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, any surviving corporation shall assume any options outstanding under the Directors' Plan or shall substitute similar options for those outstanding under the Directors' Plan.

DURATION, AMENDMENT AND TERMINATION

     The Board of Directors may amend, suspend or terminate the Directors' Plan at any time or from time to time; provided, however, that the Board may not amend the Directors' Plan with respect to the amount, price or timing of grants more often than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules promulgated thereunder. No amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for options under the Directors' Plan; (ii) modify the requirements as to eligibility for participation in the Directors' Plan (to the extent such modification requires stockholder approval in order for the Directors' Plan to comply with requirements of Rule 16b-3); or (iii) modify the Directors' Plan in any other way if such modification requires stockholder approval in order for the Directors' Plan to meet the requirements of Rule 16b-3. Unless sooner terminated, the Directors' Plan will terminate on June 30, 2005.

TAX INFORMATION

     Options granted under the Directors' Plan generally have the federal income tax consequences described under the description of the Stock Option Plan above with respect to non-statutory stock options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of August 31, 1997 by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group.

                                                           NUMBER OF SHARES      PERCENT
                                                             BENEFICIALLY      BENEFICIALLY
                NAME OF BENEFICIAL OWNER                       OWNED(1)          OWNED(1)
                ------------------------                   ----------------    ------------
Richard D. and Melinda K. Jones(2).......................     1,128,623           20.71%
  5660 Sterling Drive
  Boulder, CO 80301
J. Gregory Theisen(3)....................................     1,098,623           20.16
  5660 Sterling Drive
  Boulder, CO 80301
SAFECO Asset Management Company(4).......................       886,800           16.27
  601 Union Street
  Seattle, WA 98101
Jerome M. Lapin(5).......................................       523,132            9.60
  5660 Sterling Drive
  Boulder, CO 80301
Abbe M. Stutsman(6)......................................       368,104            6.75
  5660 Sterling Drive
  Boulder, CO 80301
Randall J. Fagundo.......................................       367,391            6.74
  5660 Sterling Drive
  Boulder, CO 80301
W. John Cash(7)..........................................        10,000           *
Jim D. Baldwin(8)........................................        12,000           *
John A. Sullivan(9)......................................        33,500           *
All directors and executive officers as a group (8
  persons) (2)-(3) and (5)-(9)...........................     3,541,373           64.49%

---------------

 *  Less than one percent.

(1) Percentage of beneficial ownership is based on 5,449,904 shares of Common Stock outstanding as of August 31, 1997. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of August 31, 1997, are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes (i) 42,464 shares held by T.R. Baron and Associates, Inc. Defined Benefit Pension Plan, of which Mr. Jones is the Trustee; (ii) 500,000 shares held by the Jones Family Charitable Trust Number 1, of which Mr. Jones is the Trustee, and (iii) 293,079 held by Ms. Jones.

(3) Includes 12,464 shares held by Colorado Coin Company Defined Benefit Keogh Plan of which Mr. Theisen is the Trustee.

(4) SAFECO Asset Management Company is a subsidiary of SAFECO Corporation and holds such shares on behalf of its clients, including SAFECO Common Stock Trust, which holds 500,000 shares and SAFECO Resource Series Trust, which holds 386,800 shares. SAFECO Corporation and SAFECO Asset Management Company disclaim beneficial ownership of all shares held by SAFECO Common Stock Trust and SAFECO Resource Series Trust.

(5) Includes 161,648 shares of Common Stock held jointly with Mr. Lapin's spouse.

(6) Includes 50,519 shares of Common Stock held jointly with Ms. Stutsman's spouse.

(7) Consists of options to purchase Common Stock exercisable within 60 days of August 31, 1997 by Mr. Cash.

(8) Includes options to purchase 7,000 shares of Common Stock granted under the Directors' Plan which are exercisable within 60 days of August 31, 1997.

(9) Includes 9,000 shares of Common Stock held jointly with Mr. Sullivan's spouse, options to purchase 7,000 shares of Common Stock granted under the Directors' Plan which are exercisable within 60 days of August 31, 1997 and a warrant held by Mr. Sullivan exercisable to purchase 17,500 shares of Common Stock.

                             EXECUTIVE COMPENSATION

DIRECTORS' COMPENSATION

     Each non-employee director of the Company, other than Messrs. Jones and Theisen, receives $2,500 for each regular or special meeting of the Board of Directors or committee meeting that is held on a date other than the date of a board meeting. All Directors also receive reimbursement for their reasonable out-of-pocket expenses related to such attendance.

     Each non-employee director of the Company, other than Messrs. Jones and Theisen, are eligible to receive stock option grants under the Directors' Plan. Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code. Option grants under the Directors' Plan are non-discretionary.

     During 1996, the Company did not grant options to non-employee directors of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ended December 31, 1996, 1995 and 1994, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its three other most highly compensated executive officers for the year ended December 31, 1996 (the "Named Executive Officers"):

                                                                                LONG-TERM
                                                       ANNUAL              COMPENSATION AWARDS
                                                    COMPENSATION        -------------------------
                                                 -------------------    SECURITIES
                                                  SALARY     BONUS      UNDERLYING    ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR     ($)(1)      ($)        OPTIONS     COMPENSATION
      ---------------------------        ----     ------     -----      ----------   ------------
Jerome M. Lapin........................  1996    $155,833         --          --       $ 6,757(2)
  President and Chief Executive          1995     156,250         --          --         7,074(2)
  Officer                                1994     143,750         --     548,132       $16,689(3)
W. John Cash(4)........................  1996     112,320         --          --         9,128(6)
  Vice President, Chief                  1995(5)   50,416         --      20,000         1,860(6)
  Financial Officer and Treasurer
Randall J. Fagundo.....................  1996     111,837                     --         9,550(6)
  Vice President of Operations           1995      80,411   $ 98,469(7)       --         6,445(6)
  and Secretary                          1994      64,005    144,819(7)       --         2,030(6)
Abbe M. Stutsman.......................  1996     111,837                     --         9,824(6)
  Vice President of Purchasing           1995      79,167    203,870(7)       --         2,918(6)
  and Product Development                1994      60,000    255,224(7)       --         1,200(6)

---------------

(1) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

(2) Consists of value of Company provided automobile and health insurance premiums paid by the Company.

(3) Includes value of Company provided automobile, health insurance premiums paid by the Company and relocation reimbursement of $9,683.

(4) On April 30, 1997, W. John Cash was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $7.63 per share under the Company's Stock Option Plan.

(5) Mr. Cash joined the Company in July 1995.

(6) Includes value of Company provided automobile, health insurance premiums paid by the Company and funds contributed by the Company as matching contributions to the Named Executive Officers' 401(k) Plan account.

(7) Consists of S corporation distributions.

OPTION GRANTS IN LAST FISCAL YEAR

     During the fiscal year ended December 31, 1996 there were no options granted to the Named Executive Officers.

AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table shows for the fiscal year ended December 31, 1996 certain information regarding options exercised and held at year-end by the Named Executive Officers:

                                                                          NUMBER OF
                                                                          SECURITIES           VALUE OF
                                                                          UNDERLYING          UNEXERCISED
                                                                         UNEXERCISED         IN-THE-MONEY
                                                                           OPTIONS            OPTIONS AT
                                         SHARES                         AT 12/31/96(#)         12/31/96
                                        ACQUIRED          VALUE          EXERCISABLE/        EXERCISABLE/
               NAME                  ON EXERCISE(#)   REALIZED($)(1)   UNEXERCISABLE(#)   UNEXERCISABLE($)(2)
               ----                  --------------   --------------   ----------------   -------------------
Jerome M. Lapin....................      41,666          $263,287       323,297/0         $1,608,726/0
W. John Cash.......................          --                --         5,000/15,000        $2,500/7,500
Randall J. Fagundo.................          --                --           -- / --              -- / --
Abbe M. Stutsman...................          --                --           -- / --              -- / --

---------------

(1) Based on the fair market value of the Common Stock as of the date of exercise, minus the exercise price, multiplied by the number of shares acquired.

(2) Based on the fair market value of the Common Stock as of December 31, 1996 of $5.00 per share, minus the exercise price of "in-the-money" unexercised options, multiplied by the number of shares represented by such options.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with Jerome M. Lapin, W. John Cash and Abbe Stutsman (each an "Executive") as of June 1, 1996 (the "Employment Agreements"). The Employment Agreement with Mr. Lapin, as updated by the Compensation Committee, provides that he will receive an annual salary of $185,000 as of April 1, 1997, increasing to $200,000 on April 1, 1998 and to $215,000 on April 1, 1999. The Employment Agreements with Mr. Cash and Ms. Stutsman, as updated by the Compensation Committee, provide that they will each receive an annual salary of $129,470. Additionally, each Executive is eligible to receive a bonus or salary increase as determined by the Compensation Committee. Mr. Lapin also is entitled to a minimum bonus of $60,000 and $45,000 during the years beginning April 1, 1998 and April 2, 1999, respectively. The Employment Agreements also provide that each Executive will be entitled to (i) participate in any employee benefits plans the Company makes available to its other employees, (ii) four weeks vacation, and (iii) use of an automobile provided by the Company. The Employment Agreement with Mr. Lapin expires on December 31, 1999 and the Employment Agreements with Mr. Cash and Ms. Stutsman expire on December 31, 1998. Each Employment Agreement also provides that the Company may terminate the Executive's employment at any time for cause and with 60 days' written notice without cause. If the Executive is terminated without cause, the Company is obligated to pay the Executive's salary for 12 months after the termination date. The Employment Agreements provide that after a change of control of the Company, if the Executive is terminated without cause, required to move outside the Boulder, Colorado area or experiences a material reduction in his other responsibilities then the Executive will be entitled to receive the salary set forth in the respective Employment Agreement for the remaining term of the Agreement. The Employment Agreements also contain confidentiality and noncompete provisions which prohibit the Executives from soliciting employees of the Company, engaging in business similar to the Company's or disclosing confidential information for a period of three years after the termination of the Executive's employment with the Company.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the management of American Coin Merchandising, Inc. does not know of any other matters to be presented for consideration at the Special Meeting.

                                            By Order of the Board of Directors

                                            /s/ RANDALL J. FAGUNDO
                                            Randall J. Fagundo
                                            Secretary

October 29, 1997

--------------------------------------------------------------------------------

PROXY                  AMERICAN COIN MERCHANDISING, INC.                   PROXY
                  5660 CENTRAL AVENUE, BOULDER, COLORADO 80301
            PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 12, 1997

    The undersigned hereby appoints Jerome M. Lapin and W. John Cash, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of American Coin Merchandising, Inc., which the undersigned may be entitled to vote at the Special Meeting of Stockholders of American Coin Merchandising, Inc. to be held at the principal offices of the Company located at 5660 Central Avenue, Boulder, Colorado 80301, on Wednesday, November 12, 1997 at 10:00 a.m. local time and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all matters that may properly come before the meeting.

   UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

PROPOSAL 1:   To approve an amendment to the Company's Certificate of
              Incorporation to increase the authorized number of shares of Common Stock from 7,000,000 to 20,000,000 shares.

FOR [ ]                        AGAINST [ ]                         ABSTAIN [ ]

PROPOSAL 2:   To amend the Company's Amended and Restated Stock Option Plan to
              approve an increase in the aggregate number of shares of Common
              Stock reserved for issuance under such plan from 856,132 to 1,400,000 shares.


FOR [ ]                        AGAINST [ ]                         ABSTAIN [ ]


                 (Continued and to be signed on the other side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          (Continued from other side)

PROPOSAL 3:   To amend the Company's 1995 Non-Employee Director Stock Option
              Plan to approve an increase in the aggregate number of shares of Common Stock reserved for issuance under such plan from 42,000 to 100,000 shares.


FOR [ ]                          AGAINST [ ]                        ABSTAIN [ ]


                                                Dated

                                                ------------------------- , 1997

                                                Signature(s)
                                                --------------------------------

                                                PLEASE SIGN EXACTLY AS YOUR NAME
                                                APPEARS HEREON. IF THE STOCK IS
                                                REGISTERED IN THE NAMES OF TWO
                                                OR MORE PERSONS, EACH SHOULD
                                                SIGN, EXECUTORS, ADMINISTRATORS,
                                                TRUSTEES, GUARDIANS AND
                                                ATTORNEYS-IN-FACT SHOULD ADD
                                                THEIR TITLES. IF THE SIGNER IS A
                                                CORPORATION, PLEASE GIVE FULL
                                                CORPORATE NAME AND HAVE A DULY
                                                AUTHORIZED OFFICER SIGN, STATING
                                                TITLE. IF SIGNER IS A
                                                PARTNERSHIP, PLEASE SIGN IN
                                                PARTNERSHIP NAME BY AUTHORIZED
                                                NAME.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------